Exhibit 99.2

DETACH HERE

HPSC, INC.

EMPLOYEE STOCK OWNERSHIP PLAN
VOTING INSTRUCTIONS TO TRUSTEES
FOR SPECIAL MEETING OF STOCKHOLDERS

        The undersigned participant in the HPSC, Inc., Employee Stock Ownership Plan (the "Plan") hereby instructs John W. Everets and Raymond R. Doherty as trustees of the Plan (the "Trustees") to vote, as designated on the reverse side, all common shares of Common Stock of HPSC, Inc. (the "Company") allocated to the participant's account under the Plan at the Special Meeting of Stockholders to be held at Day, Berry & Howard LLP, 260 Franklin Street, 21st Floor, Boston, Massachusetts on            ,                         , 2004, at 10:00 A.M. Eastern Standard Time, or at any postponement or adjournment thereof, in respect to all matters which may properly come before the meeting in accordance with and as more fully described in the Notice of Meeting and Proxy Statement, receipt of which is acknowledged.

        THE SHARES ALLOCATED TO THE PARTICIPANT'S ACCOUNT UNDER THE PLAN WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED PLAN PARTICIPANT IF THIS VOTING INSTRUCTION CARD IS COMPLETED, SIGNED AND RETURNED TO EQUISERVE, THE VOTE TABULATOR, BY 5:00 P.M. EASTERN DAYLIGHT TIME ON JANUARY 7, 2004. IF NO DIRECTION IS MADE, THE TRUSTEES WILL VOTE THE ALLOCATED SHARES FOR THE PROPOSAL. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

SEE REVERSE SIDE	(continued and to be signed on reverse side)	SEE REVERSE SIDE

HPSC, INC.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒    Please mark votes as in this example.

(continued from other side)

		FOR	AGAINST	ABSTAIN
1.	To adopt and approve the Agreement and Plan of Merger, dated as of November 12, 2003, by and among General Electric Company, Patriot HFS, Inc., a wholly-owned subsidiary of General Electric Company, and HPSC, Inc.; and the merger of Patriot HFS, Inc. into HPSC, Inc.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

As a participant in the Plan, I hereby instruct the Trustees to vote all shares allocated to my account as indicated above. If I sign, date and return this card but do not specifically instruct the Trustees how to vote, the Trustees will vote my allocated shares in accordance with the recommendations of the Company's Board of Directors.
Signature:	Date:	Signature:	Date: